                                 EXHIBIT 7(u)

                           TELE-COMMUNICATIONS, INC.
                               5619 DTC Parkway
                          Englewood, Colorado  80011

                                                                October 9, 1998


AT&T Corp.
295 North Maple Avenue
Basking Ridge, New Jersey 07920

Attn:  Daniel E. Somers

     Re:  Waiver Letters with repect to Malone Call Agreement and Stockholders
          ---------------------------------------------------------------------
          Agreement
          ---------

Dear Sir:

     Reference is made to the Agreement and Plan of Restructuring and Merger, dated as of June 23, 1998 (the "Merger Agreement"), among AT&T Corp. ("AT&T"), Italy Merger Corp. and Tele-Communications, Inc. ("TCI"). Capitalized terms not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

     In connection with a loan to John C. Malone, the lenders have requested that TCI execute a waiver letter in the form attached hereto with respect to that certain Call Agreement dated as of February 9, 1998 and a waiver letter in the form attached hereto with respect to that certain Stockholders' Agreement dated as of February 9, 1998 (collectively, the "Malone Waiver Letters").

     AT&T hereby consents to the execution of the Malone Waiver Letters. Such consent shall not be deemed to amend, modify or waive any provision of the Voting Agreement, dated as of June 23, 1998, as amended and restated as of October 9, 1998, among AT&T, John C. Malone and Leslie Malone.

     Except as amended or modified as provided herein, the Merger Agreement is hereby ratified, confirmed and adopted in all respects.



                             Page 111 of 112 Pages
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     If the foregoing is acceptable to you, please execute a copy of this letter and return it to the undersigned, at which time this letter will constitute a binding agreement between us.

                                          Sincerely,

                                          TELE-COMMUNICATIONS, INC.



                                           By:  /s/ Leo J. Hindery, Jr.
                                                -----------------------
                                                Name:  Leo J. Hindery, Jr.
                                                Title: President

Accepted and Agreed:

AT&T CORP.



By:  /s/ Marilyn J. Wasser
     --------------------------
     Name: Marilyn J. Wasser
     Title:

ITALY MERGER CORP.



By:  /s/ Marilyn J. Wasser
     --------------------------
     Name: Marilyn J. Wasser
     Title:



                             Page 112 of 112 Pages